Exhibit 99.1

3020 Old Ranch Parkway, Suite 400

Seal Beach, California 90740 USA

562.493.2804   fax: 562.546.0097

www.cleanenergyfuels.com

For Immediate Release

Clean Energy Fuels Announces Pricing of Common Stock Offering

Seal Beach, Calif., November 11, 2010, — Clean Energy (Nasdaq: CLNE) today announced the pricing of its public offering of 3,000,000 shares of its common stock at a price of $13.25 per share.  Of the shares, an aggregate of 50,068 shares were purchased by certain Clean Energy executive officers at a price of $14.48 per share (the consolidated closing bid price of Clean Energy’s common stock on the NASDAQ Global Market on November 10, 2010).  Clean Energy has granted the underwriters a 30-day option to purchase up to an additional 450,000 shares of its common stock.  The offering is expected to close on November 16, 2010, subject to the satisfaction of customary closing conditions.

Clean Energy intends to use the net proceeds from the offering, after deducting underwriting discounts and Clean Energy’s estimated expenses related to the offering, for working capital and other general corporate purposes, which may include capital expenditures related to station construction activities, its LNG plants and its biomethane production plant, future payments due in connection with its purchase of the business of I.M.W. Industries Ltd. or future acquisitions of natural gas fueling infrastructure, vehicle or services businesses and biomethane production assets, including the potential acquisition of Wyoming Northstar Incorporated.

BofA Merrill Lynch is acting as sole book-running manager for the offering.  Craig-Hallum Capital Group is acting as co-manager of the offering.

The offering is being made under Clean Energy’s effective shelf registration statement filed with the Securities and Exchange Commission (SEC). Clean Energy will file with the SEC a prospectus supplement for the offering to which this communication relates. Prospective investors should read the prospectus supplement and the shelf registration statement for more complete information about Clean Energy and the offering. Copies of the prospectus supplement and the accompanying prospectus, when available, may be obtained by visiting EDGAR on the SEC’s Web site at http://www.sec.gov from BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attn: Prospectus Department or e-mail dg.prospectus_requests@baml.com.

This press release does not constitute a solicitation of an offer to buy, or an offer to sell, shares of common stock, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification of the shares under the securities laws of any such state or jurisdiction.

About Clean Energy Fuels

Clean Energy is the largest provider of natural gas fuel for transportation in North America and a global leader in the expanding natural gas vehicle market. It has operations in CNG and LNG vehicle fueling, construction and operation of CNG and LNG fueling stations, biomethane production, vehicle conversion and compressor technology.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of federal securities laws. Clean Energy cautions you that any statements contained in this press release that are not strictly historical statements constitute forward-looking statements. Such forward-looking statements include, but are not limited to, those related to: statements regarding the offering and the use of the net proceeds from the offering. These forward-looking statements are neither promises nor guarantees and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause actual events to differ materially from those predicted in such forward-looking statements include market conditions and potential fluctuations in the price of Clean Energy’s common stock. Additional factors that could cause actual events to differ from those predicted in such forward-looking statements are identified in the preliminary prospectus supplement and Clean Energy’s other filings with the SEC that are incorporated by reference into the preliminary prospectus supplement, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010, each of which is filed with the SEC (copies of which may be obtained at the SEC’s website at: http://www.sec.gov).  Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Clean Energy disclaims any obligation to publicly update or revise any such statements to reflect any change in its expectations, or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Contact:

For Clean Energy Fuels Corp.

Investor Contact

Ina McGuinness, 310/954-1100

ina@mcguinnessir.com